Exhibit 99.1

Tiffany and LVMH Modify Merger Price

Tiffany to be Acquired for $131.50 Per Share in Cash

PARIS and NEW YORK – October 29, 2020 – LVMH Moët Hennessy Louis Vuitton SE (“LVMH”), the world’s leading luxury products group, and Tiffany & Co. (NYSE: TIF) (“Tiffany”), the global luxury jeweler, today announced that they have concluded an agreement modifying certain terms of their initial agreement (the “Merger Agreement”) to reflect a purchase price of $131.50 in cash and to reduce closing conditionality. Other key terms of the Merger Agreement remain unchanged. Tiffany and LVMH have also agreed to settle their pending litigation in the Delaware Chancery Court.

Roger N. Farah, Chairman of the Board of Directors of Tiffany, commented: “We are very pleased to have reached an agreement with LVMH at an attractive price and to now be able to proceed with the merger. The Board concluded it was in the best interests of all of our stakeholders to achieve certainty of closing.”

Bernard Arnault, President and CEO of LVMH, commented: “This balanced agreement with Tiffany’s Board allows LVMH to work on the Tiffany acquisition with confidence and resume discussions with Tiffany’s management on the integration details. We are as convinced as ever of the formidable potential of the Tiffany brand and believe that LVMH is the right home for Tiffany and its employees during this exciting next chapter.”

Alessandro Bogliolo, Tiffany CEO, said, “We continue to believe in the power and value of the Tiffany brand and the compelling long-term strategic and financial benefits of this combination.”

The Boards of Directors of LVMH and Tiffany have approved the terms of the transaction and all required regulatory approvals have been obtained. The modified Merger Agreement provides that the regularly scheduled Tiffany quarterly dividend of $0.58 per share due to be declared on November 19, 2020 will be declared and paid. The merger is expected to close in early 2021, subject to Tiffany shareholder approval and customary closing conditions.

About Tiffany & Co.

In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century, its fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories - including nearly 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. TIFFANY & CO. has a long-standing commitment to conducting its business responsibly, sustaining the natural environment, prioritizing diversity and inclusion, and positively impacting the communities in which we operate.

The Company operates more than 300 TIFFANY & CO. retail stores worldwide as part of its omni-channel approach. To learn more about TIFFANY & CO., as well as its commitment to sustainability, please visit www.tiffany.com.

About LVMH

LVMH Moët Hennessy Louis Vuitton is represented in Wines and Spirits by a portfolio of brands that includes Moët & Chandon, Dom Pérignon, Veuve Clicquot Ponsardin, Krug, Ruinart, Mercier, Château d’Yquem, Domaine du Clos des Lambrays, Château Cheval Blanc, Colgin Cellars, Hennessy, Glenmorangie, Ardbeg, Belvedere, Woodinville, Volcán de Mi Tierra, Chandon, Cloudy Bay, Terrazas de los Andes, Cheval des Andes, Cape Mentelle, Newton, Bodega Numanthia, Ao Yun, Château d’Esclans and Château du Galoupet. Its Fashion and Leather Goods division includes Louis Vuitton, Christian Dior Couture, Celine, Loewe, Kenzo, Givenchy, Pink Shirtmaker, Fendi, Emilio Pucci, Marc Jacobs, Berluti, Nicholas Kirkwood, Loro Piana, RIMOWA, Patou and Fenty. LVMH is present in the Perfumes and Cosmetics sector with Parfums Christian Dior, Guerlain, Parfums Givenchy, Kenzo Parfums, Perfumes Loewe, Benefit Cosmetics, Make Up For Ever, Acqua di Parma, Fresh, Fenty Beauty by Rihanna and Maison Francis Kurkdjian. LVMH’s Watches and Jewelry division comprises Bvlgari, TAG Heuer, Chaumet, Dior Watches, Zenith, Fred and Hublot. LVMH is also active in selective retailing as well as in other activities through DFS, Sephora, Le Bon Marché, La Samaritaine, Groupe Les Echos, Cova, Le Jardin d’Acclimatation, Royal Van Lent, Belmond and Cheval Blanc hotels.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tiffany & Co. (the “Company”) by LVMH Moët Hennessy – Louis Vuitton SE (“Parent”) pursuant to the Amended and Restated Merger Agreement (the “Amended Merger Agreement”), dated as of October 28, 2020, by and among the Company, Parent, Breakfast Holdings Acquisition Corp. (“Holding”) and Breakfast Acquisition Corp. (“Merger Sub”). In connection with the proposed acquisition, the Company intends to file relevant materials with the U.S. Securities Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, WHEN THEY BECOME

AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s website, /www.sec.gov or at the Company’s website at investor.tiffany.com/financial-information or by writing to the Corporate Secretary at 200 Fifth Avenue, New York, New York 10010, Attn: Corporate Secretary (Legal Department).

Participants in Solicitation

Tiffany and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020. Other information regarding the participants in the proxy solicitations in connection with the proposed acquisition, and a description of any interests that they have in the proposed acquisition, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed acquisition when they become available. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at investor.tiffany.com/financial-information.

Forward-Looking Statements:

Certain statements in this communication including, without limitation, statements relating to the proposed acquisition and conditions to closing of the proposed acquisition, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed acquisition and about the future plans, assumptions and expectations for the Company’s business and its results. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which we have no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i)

conditions to the completion of the proposed acquisition may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained or maintained, in each case, on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Amended Merger Agreement or affect the ability of the parties to recognize the benefits of the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention; (v) risks that the proposed acquisition may divert management’s attention from the Company’s ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the Amended Merger Agreement and any adverse outcome of any such potential litigation; (vii) the amount and timing of the costs, fees, expenses and other charges related to the proposed acquisition, including in the event of any unexpected delays; (viii) other risks to consummation of the proposed acquisition, including the risk that the proposed acquisition will not be consummated within the expected time period, or at all, which may affect the Company’s business and the price of the common stock of the Company; (ix) any adverse effects on the Company by other general industry, economic, business and/or competitive factors; (x) the COVID-19 pandemic, including the duration and scope thereof, the availability of a vaccine or cure that mitigates the effect of the virus, the potential for additional waves of outbreaks and changes in financial, business, travel and tourism, consumer discretionary spending and other general consumer behaviors, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (xi) protest activity in the U.S.; and (xii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-Q for the quarter ended July 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating, liquidity or stock price. These risks, as well as other risks associated with the proposed acquisition, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed acquisition. In addition, there can be no assurance that the proposed acquisition will be completed, or if it is completed, that it will close within the anticipated time period, or that the expected benefits of the proposed acquisition will be realized.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

LVMH CONTACTS

Analyst and investors Chris Hollis LVMH + 33 1 44 13 21 22	Media Jean-Charles Tréhan LVMH + 33 1 44 13 26 20 Nik Deogun, Jonathan Doorley Brunswick Group +1 212 333 3810 Aurélia de Lapeyrouse Brunswick Group +33 1 53 96 83 72

TIFFANY CONTACTS

Analyst and investors Jason Wong +1 973 254 7612 jason.wong@tiffany.com	Media Nathan Strauss +1 646 428 5941 nathan.strauss@tiffany.com George Sard, Paul Scarpetta, Chris Kittredge Sard Verbinnen & Co +1 212 687 8080 Eve Young Sard Verbinnen & Co +44 20 7467 1050